UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2005, Visiphor Corporation (“Visiphor” or the “Corporation”) executed a placement agent agreement (the “Placement Agent Agreement”) deemed effective as of November 7, 2005, appointing certain agents (the “Agents”) to solicit offers to purchase subscription receipts (“Subscription Receipts”) in a proposed offering (the “Proposed Offering”) by the Corporation of up to 12,222,500 Subscription Receipts at a price of Cdn$0.45 per Subscription Receipt, for total proceeds to the Corporation of up to Cdn$5,500,125.  Under the terms of the Placement Agent Agreement, each Subscription Receipt is convertible into one unit (a “Unit”) of the Corporation.  Each Unit consists of one common share and one-half of one transferable share purchase warrant (each whole warrant being a “Warrant”) of the Corporation.  Each Warrant entitles the holder thereof to purchase one additional common share (a “Warrant Share”) of the Corporation at a price of Cdn$0.50 per Warrant Share for a period of 12 months from the date of closing (the “Closing Date”) of the Proposed Offering.

Pursuant to the terms of the Placement Agent Agreement, at the Closing Date, the Agents are entitled to receive a cash commission (the “Agents’ Commission”) equal to 7% of the gross proceeds of the Proposed Offering.  Cdn$30,000 of the Agents’ Commission is payable through the issuance to the Agents of 66,666 common shares of the Corporation at a deemed price of Cdn$0.45 per common share.  Additionally at the Closing Date, the Agents are to be granted non-transferable options to purchase that number of Units of the Corporation (the “Agents’ Units”) as is equal to 10% of the number of Subscription Receipts sold pursuant to the Proposed Offering, at a price of Cdn$0.45 per Unit until the close of business on that day that is 24 months after the Closing Date.  Each Agents’ Unit consists of one common share of the Company and one-half of one transferable common share purchase warrant (each whole warrant being an “Agents’ Warrant”).  Each Agents’ Warrant entitles the holder thereof to purchase one additional common share of the Company (an “Agents’ Warrant Share”) for a period of 12 months from the Closing Date on the same terms as the Warrants.  Additionally at the Closing Date, one of the Agents is entitled to receive a corporate finance fee in the amount of Cdn$25,000 plus GST of Cdn$1,750 payable through issuance to the Agent of 45,445 common shares of the Corporation at a deemed price of Cdn$0.45 per common share.

A copy of the Placement Agent Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On November 30, 2005, the Corporation completed a brokered private placement (the “Offering”) of 8,963,034 Units at a price of $0.45 per Unit for gross proceeds to the Corporation of Cdn$4,033,365.  Each Unit is comprised of one common share and one-half of one transferable common share purchase warrant (the “Warrants”), each whole Warrant entitling the holder to purchase one common share at the price of $0.50 per common share on or before November 29, 2006.

The Agents for the Offering received 126,111 common shares of the Corporation at a price of $0.45 per common share representing corporate finance fees plus GST and the share portion of commissions payable to the Agents of Cdn$56,750.  The Agents further received Cdn$205,086 representing the cash portion of commissions related to the Offering.  The net proceeds of the Offering to the Corporation, less commissions and expenses, were Cdn$3,795,229.

The Agents and participating selling groups also received non-transferable Agents’ options to purchase 896,307 Agents’ Units in the Corporation on or before November 29, 2007 at a price of $0.45 per Agents’ Unit.

The securities issued pursuant to the Offering were issued outside the United States in reliance upon the exclusion from registration provided by Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”).  A copy of the press release announcing the completion of the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 25, 2005, Visiphor issued 250,000 common shares upon the exercise of warrants to Trivett Holdings Ltd., a Canadian company that is majority owned by a Visiphor director, in a private transaction outside the United States in reliance upon the exclusion from registration provided by Regulation S that resulted in gross proceeds to Visiphor of Cdn$100,000.

On November 25, and November 30, 2005, Visiphor issued 260,000 common shares and 100,000 common shares, respectively, upon the exercise of warrants to Keith Kretschmer and Clyde Farnsworth, respectively, in private transactions in the United States in reliance upon the exclusion from registration provided by Rule 506 of Regulation D (“Regulation D”) under the Securities Act, with both such person being “accredited investors” (as such term is defined in Rule 501(a) of Regulation D), that resulted in total gross proceeds to Visiphor of Cdn$144,000.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

10.1

Placement Agent dated November 30, 2005, between Visiphor Corporation and the Agents named therein

99.1

Press Release dated November 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: December 5, 2005

By:

/s/ Roy Trivett

 Roy Trivett

 President & Chief Executive Officer

Exhibit 10.1

[REDACTED]

November 7, 2005

Visiphor Corporation
Suite 1100, 4710 Kingsway
Vancouver, BC  V5H 4M2

Attention:

Mr. Roy Trivett

Dear Sirs:

We understand that Visiphor Corporation (the "Company") proposes to conduct an offering (the "Offering") of up to 12,222,500 Subscription Receipts (the "Subscription Receipts") at a price of $0.45 per Subscription Receipt, for total proceeds of up to $5,500,125 (the "Gross Proceeds").  Subject to the terms and conditions set forth below, the Company appoints [REDACTED] (collectively, the "Agents") to solicit offers to purchase the Subscription Receipts under the Offering.

Each Subscription Receipt is convertible into one unit (a "Unit") of the Company.  Each Unit will consist of one common share (a "Share") and one-half of one transferable share purchase warrant (each whole warrant being a "Warrant") of the Company.  Each Warrant will entitle the holder thereof to purchase one additional common share (a "Warrant Share") of the Company at a price of $0.50 per Warrant Share for a period of 12 months from the Closing Date (as hereinafter defined in section 8.1) of the Offering.

All references to dollars or $ herein are to lawful currency of Canada, unless otherwise indicated.

In this Agreement, "Securities" means the Subscription Receipts, Units, Shares, Warrants, Warrant Shares, CF Shares (as hereinafter defined in section 1.3(f)), Commission Shares (as hereinafter defined in section 1.3(d)), Agents' Options (as hereinafter defined in section 1.3(e)), Agents' Units (as hereinafter defined in section 1.3(e)), Agents' Shares (as hereinafter defined in section 1.3(e)), Agents' Warrants (as hereinafter defined in section  1.3(e)), and Agents' Warrant Shares (as hereinafter defined in section 1.3(e)).

In this Agreement "business day" means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia.

In this Agreement, the terms "material change", "material fact", "misrepresentation" and "distribution" have the meanings ascribed thereto in the applicable securities legislation (the "Applicable Securities Legislation") of British Columbia and Alberta.  The Subscription Receipts will be offered in British Columbia, Alberta, Ontario, Saskatchewan, Manitoba, Quebec and outside of Canada, and any other jurisdiction agreed to by the Company and the Agents (collectively, the "Selling Jurisdictions").

1.

Offering

1.1

The Agents will act as agents of the Company and use its commercially reasonable efforts to arrange for purchasers ("Purchasers") for up to 12,222,500 Subscription Receipts in the Selling Jurisdictions, and in such other jurisdictions as may be agreed upon by the Agents and the Company.

1.2

The sale of the Subscription Receipts to Purchasers where such sale would constitute a distribution in British Columbia, Alberta, Saskatchewan, Ontario, Quebec and Manitoba will be effected in a manner so as to be exempt from the prospectus and registration requirements of the Offering Jurisdictions pursuant to National Instrument 45-106.

1.3

In consideration of the services performed by the Agents under this Agreement, which services shall include:

(a)

acting as the Company's agents to solicit offers to purchase up to 12,222,500 Subscription Receipts;

(b)

advising the Company with respect to the private placement of the Subscription Receipts; and

(c)

co-ordinating and review of the private placement documentation, assisting in the preparation of both the form of the offering memorandum for Purchasers (the "Offering Memorandum") and amendment #1 to the offering memorandum dated for reference November 18, 2005 (the "Offering Memorandum Amendment #1"), and assisting in the preparation of the forms of both the subscription agreement (the "Subscription Agreement") and the letter agreement amending the Subscription Agreement (the "Letter Agreement Amending The Subscription Agreement") to be entered into between the Company and each of the Purchasers in connection with the Offering;

the Company agrees, at the Time of Closing (as hereinafter defined in section 7.1):

(d)

to pay to the Agents a cash commission (the "Agents' Commission") equal to 7% of the gross proceeds of the Offering.  The Agents agree that $30,000 of the Agents' Commission is payable through the issuance to the Agents of 66,666 common shares (the "Commission Shares") at a deemed price of $0.45 per Commission Share.  The Agents will receive no commission on Purchasers that are employees, officers, directors or family to any employee, officer or director of the Company.  Friends of employees, officers or directors will be subject to a commission.  On orders from Europe and/or the United States of America which are $1 million or more per order, the commission will be reduced to 3.5% on that particular entire order provided that there are no other intermediaries involved;

(e)

to grant to the Agents non-transferable options (the "Agents' Options") to purchase that number of Units of the Company (the "Agents' Units") as is equal to 10% of the number of Subscription Receipts sold pursuant to the Offering, at a price of $0.45 per Agents' Unit until the close of business on that day that is twenty-four months after the Closing Date.  Each Agents' Unit will consist of one common share of the Company (an "Agents' Share") and one-half of one transferable common share purchase warrant (each whole warrant being an "Agents' Warrant").  Each Agents' Warrant will entitle the holder thereof to purchase one additional common share of the Company (an "Agents' Warrant Share") for a period of twelve (12) months from the Closing Date on the same terms as the Warrants; and

(f)

to pay to [REDACTED] a corporate finance fee in the amount of $25,000 plus GST of $1,750 (the "Corporate Finance Fee") payable through the issuance to [REDACTED] of 59,445 common shares of the Company (the "CF Shares") at a deemed price of $0.45 per CF Share.

1.4

The Company agrees that the Agents will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Offering and that the Agents may determine the remuneration payable by the Agents (including a division of the Agents' Warrants) to such other dealers appointed by it.

1.5

The Subscription Receipts shall be duly and validly created and issued pursuant to, and governed by, the terms and conditions set out in a subscription receipt agreement (the "Subscription Receipt Agreement").  The Subscription Receipt Agreement will be in a form acceptable to the Agents, acting reasonably, and will contain, among other things, anti-dilution provisions and provision for the appropriate adjustment in the class, number and price of the Units upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Company, payments of stock dividends or the amalgamation or other reorganization of the Company.

1.6

The Warrants will be governed by the terms and conditions set out in the certificates (the "Warrant Certificates") representing the Warrants and the Agents' Options will be governed by the terms and conditions set out in the certificates (the "Agents' Options Certificates") and the Agents' Warrants will be governed by the terms and conditions set out in the certificates (the "Agents' Warrant Certificates") representing the Agents' Warrants.

1.7

The Warrant Certificates, Agents' Options Certificates and Agents' Warrant Certificates will be in a form acceptable to the Agents acting reasonably and will contain, among other things, anti-dilution provisions and provision for the appropriate adjustment in the class, number and price of the Warrant Shares, Agents' Shares, Agents' Warrants and Agents' Warrant Shares, as the case may be, upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Company, payments of stock dividends or the amalgamation or other reorganization of the Company.

2.

Subscription Receipts

2.1

The Company shall appoint an agent acceptable to the Agents (the "Escrow Agent") to hold the Escrow Funds (as hereinafter defined in section 2.3) pursuant to the terms of the Subscription Receipt Agreement.

2.2

At the Closing, the Gross Proceeds, exclusive of the non-cash component of the Agents' Commission and the Agents' out-of-pocket expenses (the "Compensation Funds") shall be deposited by the Agents with the Escrow Agent (the "Net Proceeds").

2.3

Unless the Subscription Receipts will be automatically exercised into Units at the Closing, the Company shall deposit with the Escrow Agent an amount equal to the Compensation Funds such that, combined with the Net Proceeds, the Escrow Agent shall hold in escrow an amount equal to the Gross Proceeds (the "Escrowed Funds").

2.4

Subject to the terms and conditions set out in the Subscription Receipt Agreement, the Escrow Agent shall hold the Escrowed Funds on behalf of the Purchasers in an interest bearing account pending the satisfaction of all of the following conditions (the "Escrow Release Conditions"):

(a)

the Company is immediately prepared to acquire not less than 90% of the issued and outstanding equity in Sunaptic Solutions Inc. ("Sunaptic"), on terms acceptable to the Agents;

(b)

delivery of customary bring-down officers' certificate and legal opinions acceptable to the Agents; and

(c)

receipt of all necessary regulatory approvals for the acquisition of Sunaptic.

2.5

If, by no later than 5:00 p.m. (Vancouver time) on that day that is 30 calendar days following the Closing Date (the "Escrow Deadline"), the Escrow Release Conditions have been satisfied, the Escrow Agent shall release to the Company the Escrowed Funds plus accrued interest and each Subscription Receipt shall be automatically exercised (without any further action on the part of the holder thereof) into one Unit.  If the Escrow Release Conditions are not satisfied by the Escrow Deadline, the Purchasers shall be entitled to receive from the Escrow Agent a refund of the Gross Proceeds plus the Purchaser's pro rata entitlement to the interest earned thereon.

3.

Representations and Warranties of the Company

3.1

The Company represents and warrants to the Agents and acknowledges that the Agents are relying upon such representations and warranties, as follows:

(a)

the Company has been duly incorporated and is validly existing under the laws of the Canada, and is in good standing in Canada with respect to the filings of its Annual Returns with the Director under the Canada Business Corporations Act;

(b)

the Company has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted and to own, lease and operate its property and assets, and the Company is duly registered and licensed and otherwise qualified to carry on business in the jurisdictions where it owns, leases and operates its property and assets;

(c)

the Company has conducted and is conducting its business in compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which its business is carried on and holds all licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or prospects of the Company;

(d)

the Company has no subsidiaries other than 100% owned Visiphor (US) Corporation, an inactive corporation;

(e)

the Company is a reporting issuer in good standing under the securities laws of British Columbia and Alberta (the "Reporting Jurisdictions") and is a reporting issuer under the US Securities and Exchange Act 1934 and is not a reporting issuer or equivalent in any jurisdiction in Canada other than the Reporting Jurisdictions, and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in the Reporting Jurisdictions and no such disclosure has been made on a confidential basis;

(f)

the authorized capital of the Company consists of 100,000,000 common shares without par value and 50,000,000 preferred shares without par value and issuable is series;

(g)

the Company has full corporate power and authority to undertake the Offering and to issue the Securities, and all such corporate action has been taken to authorize such undertaking and issuance;

(h)

at the Time of Closing:

(i)

the Subscription Receipts will be duly and validly created, authorized and issued securities and constitute binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Subscription Receipt Agreement;

(ii)

the Shares will be duly and validly authorized and reserved for issuance and, upon proper exercise of the Subscription Receipts in accordance with the terms thereof, will be issued as fully paid and non-assessable securities;

(iii)

the Warrants will be duly and validly created and authorized for issuance in accordance with the terms of the Subscription Receipt Agreement and when issued will constitute binding obligations of the Company;

(iv)

the Warrant Shares will be duly and validly authorized and reserved for issuance upon exercise of the Warrants and, upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, the Warrant Shares will be duly and validly issued as fully paid and non-assessable securities;

(v)

the CF Shares and Commission Shares will be duly and validly authorized and issued as fully paid and non-assessable securities;

(vi)

the Agents' Options will be duly and validly authorized, created and issued to the Agents and constitute binding obligations of the Company;

(vii)

the Agents' Shares will be duly and validly authorized and reserved for issuance in accordance with the terms of the Agents' Options and, upon proper exercise of the Agents' Options in accordance with the terms of the Agents' Options Certificates, will be issued as fully paid and non-assessable securities;

(viii)

the Agents' Warrants will be duly and validly created and authorized for issuance upon the proper exercise of the Agent's Options in accordance with the terms of the Agents' Options Certificates and when issued will constitute binding obligations of the Company;

(ix)

the Agents' Warrant Shares will be duly and validly authorized and reserved for issuance upon exercise of the Agents' Warrants and, upon proper exercise of the Agents' Warrants in accordance with the terms of the Agents' Warrant Certificates, the Agents' Warrant Shares will be duly and validly issued as fully paid and non-assessable securities;

(i)

the Company has full corporate power and authority to execute and deliver both the Offering Memorandum and Offering Memorandum Amendment #1 and to enter into, execute, deliver and perform its obligations under each of this Agreement, the Subscription Agreements and the Letter Agreement Amending The Subscription Agreement, the Agents' Options Certificates, the Subscription Receipt Agreement, the Warrant Certificates and the Agents' Warrant Certificates (collectively, the "Transaction Agreements"), and all such corporate action has been taken to authorize all such entering into, execution, delivery and performance;

(j)

the Offering Memorandum and the Offering Memorandum Amendment #1 have been duly and validly authorized, executed and delivered by the Company, and each of the

Transaction Agreements has been, or will be upon execution and delivery thereof by the Company, duly and validly authorized, executed and delivered by the Company and constitute, or will constitute upon execution and delivery thereof by the Company, a legal, valid and binding obligation of the Company enforceable in accordance with each of their respective terms;

(k)

the Company is not in default or breach of, and the execution and delivery of each of the Transaction Agreements and the performance of the transactions contemplated hereby and thereby do not and will not result in a default or breach of, and do not create a state of facts which after notice or lapse of time or both will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, by-laws or any resolutions of the Company or any indenture, contract, agreement (written or oral), lease, instrument or other document to which the Company is a party or by which the Company is or will be contractually bound as of the Time of Closing;

(l)

the Company has filed all documents that it is required to file under the continuous disclosure provisions of the Applicable Securities Legislation, including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports;

(m)

the prospectuses, offering memoranda, information circulars, annual information forms, financial statements, material change reports and press releases filed with the TSX Venture Exchange Inc. (the "Exchange") and/or the securities commissions in the Reporting Jurisdictions during the twenty-four (24) months preceding the date hereof (collectively, the "Public Record") and the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, are in all material respects accurate and collectively omit no facts, the omission of which makes the Public Record or the Offering Memorandum, or any particulars therein, incorrect or misleading;

(n)

except as qualified by the Public Record and the Offering Memorandum, as amended by Offering Memorandum Amendment #1, the Company is the beneficial owner of or has the right to acquire the interests in the business, properties and assets referred to in the Public Record and in the Offering Memorandum, as amended by Offering Memorandum Amendment #1, and any and all agreements pursuant to which the Company holds or will hold any such interest in such business, properties or assets are in good standing in all material respects according to their terms and any and all such properties and assets are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated;

(o)

the Company is not a party to any material contracts other than as disclosed in the Public Record and the Offering Memorandum, as amended by Offering Memorandum Amendment #1, and each of the material contracts referred to in the Public Record and the Offering Memorandum, as amended by Offering Memorandum Amendment #1 to which the Company is a party has been duly authorized, executed and delivered by the parties thereto and is a legal, valid and binding obligation of the parties thereto enforceable in accordance with their respective terms;

(p)

except as disclosed in the Public Record and the Offering Memorandum, as amended by Offering Memorandum Amendment #1, no actions, suits, inquiries or proceedings exist or are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company is a party or to which the property of the Company is subject that would result individually or in the aggregate in any material adverse change in the operations, business or condition (financial or otherwise) of the Company;

(q)

except as disclosed in the Public Record or the Offering Memorandum, as amended by Offering Memorandum Amendment #1, the Company is not a party to and has not granted any agreement, warrant, option, right or privilege, or any of the foregoing capable of becoming an agreement, warrant, option, right or privilege, for the purchase, subscription or issuance of any of its securities;

(r)

the auditors of the Company who audited the financial statements of the Company most recently delivered to the security holders of the Company and delivered their report with respect thereto, are independent public accountants, as required under Applicable Securities Legislation;

(s)

the audited annual financial statements of the Company as at and for the year ended December 31, 2004 and the unaudited financial statements of the Company as at and for the 9-month period ended September 30, 2005 (collectively the "Financial Statements") present fairly, in all material respects, the financial position of the Company as at the dates set out therein and the results of its operations and the changes in its financial position for the periods then ended, in accordance with generally accepted Canadian accounting principles;

(t)

except as disclosed in the Public Record and the Offering Memorandum, as amended by Offering Memorandum Amendment #1, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company as set forth in the Financial Statements and there has not been any material adverse change in the business, operations, prospects or condition (financial or otherwise) or results of the operations of the Company since September 30, 2005, and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business, operations, prospects or condition (financial or otherwise) of the Company;

(u)

the Company has filed all tax returns and reports required to be filed, and has paid all such taxes and related charges of any kind whatsoever related thereto or established on its books and records reserves that are adequate for the payment of all taxes and related charges not yet due and payable, and there are no liens for taxes on the assets of the Company; there are no audits known by the Company's management to be pending of the tax returns of the Company (whether federal, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any government agency of any deficiency that would have a material adverse effect on the assets, liabilities, obligations, properties, business, operations, prospects or condition (financial or otherwise) or results of operation of the Company;

(v)

neither Canada Revenue Agency, the Internal Revenue Service of the United States nor any other taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company filed for any year which would have a material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company;

(w)

all filings made by the Company under which it has received or is entitled to government loans or incentives have been made in accordance with, in all material respects,

applicable legislation and contain no misrepresentations of a material fact or omit to state any material fact which could cause any amount previously paid to the Company or previously accrued on the accounts thereof to be recovered or disallowed;

(x)

the Company has not, directly or indirectly, since June 30, 2005, declared or paid any dividend or declared or made any other distribution on any of its common shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing;

(y)

there is not, in the constating documents or the by-laws of the Company or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its common shares;

(z)

Pacific Corporate Trust Company has been duly appointed as the registrar and transfer agent for the common shares of the Company;

(aa)

the issued and outstanding common shares of the Company are listed and posted for trading on the Exchange;

(bb)

no order ceasing or suspending trading in securities of the Company or prohibiting the sale of securities by the Company has been issued and no proceedings for this purpose have been instituted, or are pending, contemplated or threatened;

(cc)

the representations made by the Company in the Subscription Agreements to be entered into between the Company and the Purchasers and any other written or oral representations made by the Company to a Purchaser or potential Purchaser in connection with the Offering, including in the Offering Memorandum, as amended by Offering Memorandum Amendment #1, will be accurate in all material respects and will omit no fact, the omission of which will make such representation incorrect or misleading;

(dd)

the Company has taken or will take all steps as may be necessary to comply with the requirements of the Applicable Securities Legislation in the Selling Jurisdictions and such other jurisdictions in which the Subscription Receipts are sold and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the Applicable Securities Legislation in respect of the distribution of the Subscription Receipts to the Purchasers and the Agents' Options to the Agents;

(ee)

other than the Agents and its agents, there is no person, firm or corporation acting or purporting to act at the request of the Company who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein, and in the event that any person, firm or corporation acting or purporting to act for the Company establishes a claim for any fee from the Agents, the Company covenants to indemnify and hold harmless the Agents with respect thereto and with respect to all costs reasonably incurred in defence thereof; and

(ff)

the minute books of the Company are true and correct and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof.

3.2

The representations and warranties of the Company contained in this Agreement shall be true and correct at the Time of Closing as though they were made at the Time of Closing.

4.

Representations and Warranties of the Agents

4.1

Each of the Agents represent and warrant to the Company and acknowledge that the Company will be relying upon such representations and warranties in entering into this Agreement, that:

(a)

it holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on;

(b)

it has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

(c)

it is appropriately registered under the Applicable Securities Laws of the Selling Jurisdictions so as to permit it to lawfully fulfil its obligations hereunder; and

(d)

it is a member in good standing on the Exchange.

4.2

The representations and warranties of the Agents contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing.

5.

Covenants of the Company

5.1

The Company hereby covenants to and with the Agents that it will:

(a)

allow the Agents and their counsel to conduct all due diligence in connection with the Offering which the Agents may reasonably require;

(b)

prior to the Time of Closing, use its best efforts to obtain any Exchange and other regulatory consents necessary to the Offering on such terms as are mutually acceptable to the Agents and the Company, acting reasonably, and comply with all Exchange and regulatory requirements applicable to the offering and sale of the Subscription Receipts on a "private placement" basis as contemplated by the Offering;

(c)

duly, punctually and faithfully fulfill all legal requirements required by it to permit the creation, offering, sale and issuance of the Securities including, without limitation, compliance with all Applicable Securities Legislation to enable the Securities to be distributed in accordance with this Agreement;

(d)

fully comply in all material respects with the requirements of the Applicable Securities Legislation in the Selling Jurisdictions and the policies of the Exchange in relation to the offer, sale and distribution of the Securities;

(e)

deliver, without charge to the Agents, as many copies of the Offering Memorandum and Offering Memorandum Amendment #1 as the Agents may reasonably require for the purposes contemplated hereunder and such delivery shall constitute:

(i)

the consent of the Company to use the Offering Memorandum, as amended by Offering Memorandum Amendment #1 in connection with the sale of the Subscription Receipts to Purchasers resident only in British Columbia, Alberta, Saskatchewan or Manitoba; and

(ii)

the Company's representation and warranty to the Agents that at the time of delivery, the information and statements contained therein contain no untrue statement of a material fact and do not omit to state a material fact that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it is made;

(f)

use its best efforts to maintain the listing of its common shares on the Exchange until the expiry date of the Agents' Warrants and for a period of twelve (12) months thereafter;

(g)

maintain its status as reporting issuer under the applicable securities legislation in the Reporting Jurisdictions from the date hereof until the expiry date of the Agents' Warrants and for a period of twelve (12) months thereafter;

(h)

duly and punctually perform all the obligations to be performed by it under the Transaction Agreements;

(i)

during the period commencing on the date hereof and ending on the conclusion of the distribution of the Subscription Receipts, give the Agents prompt written notice of any material change (actual, proposed, anticipated, or threatened) in or affecting the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company, provided that if the Company is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this subparagraph has occurred, the Company shall promptly inform the Agents of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agents as to whether the occurrence is of such nature;

(j)

during the period commencing with the date hereof and ending on the conclusion of the distribution of the Subscription Receipts promptly inform the Agents of:

(i)

any request of any securities commission, stock exchange, or similar regulatory authority for any information relating to the Company or its directors, officers or insiders;

(ii)

the issuance by a securities commission, stock exchange or similar regulatory authority or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; and

(iii)

the receipt by the Company of any communication from any securities commission, stock exchange, or similar regulatory authority relating to the Public Record or the distribution of the Subscription Receipts;

(k)

enter into Subscription Agreements and a Letter Agreement Amending The Subscription Agreement with each Purchaser in the form acceptable to the Company and its counsel and the Agents and its counsel;

(l)

it will not accept a subscription from any Purchaser if that Purchaser has not provided both a fully completed Subscription Agreement and a fully completed Letter Agreement Amending The Subscription Agreement;

(m)

unless it would be unlawful to do so, accept at or prior to the Time of Closing each duly executed and properly completed Subscription Agreement together with a Letter Agreement Amending The Subscription Agreement submitted to it by the Agents;

(n)

not settle any debt owing by the Company to its insiders or their associates and affiliates as at the date hereof, or any further interest accrued thereon, for securities of the Company at an effective price and on terms no more favourable than the Subscription Receipts or pay such with any of the proceeds of the Offering for a period of 120 days following the Closing Date; and

(o)

use its best efforts to satisfy the conditions for closing set out herein.

6.

Covenants of the Agents

6.1

Each of the Agents covenants with the Company that:

(a)

it will not offer or sell Subscription Receipts in any Province or territory within Canada other than the Selling Jurisdictions (unless subsequently agreed to by the Company);

(b)

it will comply with all Applicable Securities Legislation in the Selling Jurisdictions and policies of the Exchange in connection with the Offering;

(c)

it will obtain from each Subscriber a duly completed and executed Subscription Agreement and a duly completed and executed Letter Agreement Amending The Subscription Agreement;

(d)

it will use its commercially reasonable efforts to obtain subscriptions for the Subscription Receipts in the Selling Jurisdictions and to provide to the Company all information respecting the Purchasers required by the Company to comply with Applicable Securities Legislation and Exchange requirements;

(e)

ensure that any sub-agents it retains in connection with the Offering comply with the covenants and obligations given by the Agents herein; and

(f)

it will use its commercially reasonable efforts to satisfy the conditions of closing set out herein.

7.

Conditions of Closing

7.1

The purchase and sale of the Subscription Receipts and the Closing shall be subject to the following conditions:

(a)

the Company having obtained all requisite regulatory approvals in the Selling Jurisdictions required to be obtained by the Company in respect of the Offering on terms mutually acceptable to the Company and the Agents;

(b)

the Company having complied fully with all relevant statutory and regulatory requirements in the Selling Jurisdictions required to be complied with prior to the Time of Closing in connection with the Offering;

(c)

the Company having taken all necessary corporate action to authorize and approve the issuance of the Securities and the execution and delivery of the Offering Memorandum, Offering Memorandum Amendment #1 and the Transaction Agreements and all other matters relating thereto;

(d)

the Agents having received at Closing a favourable legal opinion of counsel to the Company (or such other law firm or firms reasonably acceptable to the Agents),

addressed to the Agents, the Agents' counsel and each of the Purchasers, acceptable in all reasonable respects to counsel to the Agents substantially to the following effect:

(i)

the Company has been incorporated and is existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted by it and to own its properties and assets;

(ii)

the Company is duly registered, licensed and otherwise qualified to carry on business and to own, lease and operate its property and assets under the laws of the jurisdictions in which it carries on business and owns, leases and operates property and assets;

(iii)

the Company is a "reporting issuer" under the Applicable Securities Legislation of the Reporting Jurisdictions and is not:

(A)

in the Province of British Columbia, in default of the filing of financial statements required by the Securities Act (British Columbia) (the "B.C. Act") or the Securities Rules promulgated thereunder and is not in default of the paying of fees and charges prescribed by the Securities Regulation promulgated under the B.C. Act; or

(B)

in the Province of Alberta, included on the list of defaulting reporting issuers maintained by the Alberta Securities Commission;

(iv)

the Company has all requisite corporate capacity, power and authority to execute and deliver the Offering Memorandum and Offering Memorandum Amendment #1 and to enter into, execute, deliver and perform its obligations contemplated in each of the Transaction Agreements, and all necessary corporate action has been taken to authorize all such entering into, execution, delivery and performance;

(v)

the Offering Memorandum and Offering Memorandum Amendment #1 and each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company, and each of the Transaction Agreements constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with each of their respective terms;

(vi)

the execution and delivery of the Transaction Agreements and the performance of the transactions contemplated thereby do not and will not result in a default or breach of, and do not create a state of facts which after notice or lapse of time or both will result in a default or breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, by-laws or any resolutions of the Company, or to the best of counsel's knowledge any law, regulation or order applicable to the Company;

(vii)

to the best of counsel's knowledge, except as disclosed in the Public Record or the Offering Memorandum, as amended by Offering Memorandum Amendment #1 :

(A)

no actions, suits, inquiries or proceedings exist or are pending, contemplated or threatened, to which the Company is a party or to which the property of the Company is subject; and

(B)

no person has any agreement, warrant, option, right or privilege, or any of the foregoing capable of becoming any agreement, warrant, option, right or privilege, for the purchase, subscription or issuance of any securities of the Company from the Company;

(viii)

the form of certificate representing the common shares of the Company has been approved and adopted by the directors of the Company and conforms with all applicable corporate legislation and other regulatory requirements;

(ix)

Pacific Corporate Trust Company has been duly appointed as the registrar and transfer agent of the common shares of the Company;

(x)

the common shares of the Company are listed and posted for trading on the Exchange;

(xi)

the Offering and the issuance of the Securities has been conditionally approved by the Exchange, the Shares, CF Shares, Commission Shares and Agents' Shares have been conditionally accepted for listing upon the Exchange and the Warrant Shares and the Agents' Warrant Shares have been conditionally accepted for reservation for listing upon the Exchange;

(xii)

the certificates representing the Subscription Receipts and the Agents’ Options have been duly authorized, created, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, and the certificates representing the Warrants and the Agents' Warrants, respectively, have been duly authorized and, upon exercise in accordance with the terms of the Subscription Receipts and the Agents' Options, respectively, will be created, executed and delivered by the Company and constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms;

(xiii)

the Shares have been duly and validly reserved and authorized for issuance and, upon the proper exercise of the Subscription Receipts in accordance with the terms thereof, will be issued as fully paid and non-assessable common shares;

(xiv)

the Warrants have been duly and validly created and authorized for issuance and, upon the proper exercise of the Subscription Receipts in accordance with the terms of the Subscription Receipt Agreement, will constitute binding obligations of the Company;

(xv)

the Warrant Shares have been duly and validly authorized and reserved for issuance and, upon proper exercise of the Warrants in accordance with the terms of the Warrant Certificates, will be duly and validly authorized and issued as fully paid and non-assessable common shares;

(xvi)

the Agents' Shares have been duly and validly reserved and authorized for issuance and, upon the proper exercise of the Agents' Options in accordance with the terms of the Agents' Options Certificates, will be issued as fully paid and non-assessable common shares;

(xvii)

the Agents' Warrants have been duly and validly created and authorized for issuance and, upon the proper exercise of the Agents' Options in accordance with the terms of the Agents' Options Certificates, will constitute binding obligations of the Company;

(xviii)

the Agents' Warrant Shares have been duly and validly authorized and reserved for issue and, upon exercise of the Agents' Warrants, will be duly and validly authorized and issued as fully paid and non-assessable securities;

(xix)

the issuance and sale of the Subscription Receipts, CF Shares, Commission Shares and the Agents' Options being exempt from the prospectus and registration requirements of the Applicable Securities Legislation of the Selling Jurisdictions;

(xx)

the issuance of the Shares, Warrants, Agents' Shares and Agents' Warrants, on exercise of the Subscription Receipts and the Agents' Options, respectively, and the issuance of the Warrant Shares on exercise of the Warrants and the issuance of the Agents' Warrant Shares on exercise of the Agents' Warrants, will be exempt from the registration and prospectus requirements of the Applicable Securities Legislation of the Selling Jurisdictions;

(xxi)

the first trade of Shares, Warrants or Warrant Shares by a Purchaser is subject to a hold period of no more than four (4) months from the Closing Date;

(xxii)

the first trade of the CF Shares, Commission Shares, Agents' Shares, Agents' Warrants or Agents' Warrant Shares by the Agents or as applicable, by sub-agents or members of the Agents' selling group, is subject to a hold period of no more than four (4) months from the Closing Date;

(xxiii)

the concurrent closing of the acquisition of Sunaptic have been validly completed; and

(xxiv)

any additional matters requested by counsel to the Agents, acting reasonably, in connection with the Offering and the Sunaptics acquisition.

In giving the opinions contemplated above, counsel to the Company shall be entitled to rely, where appropriate, upon such opinions of local counsel that counsel to the Company opines to the Agents are in form and substance satisfactory to counsel to the Company and that the Agents are entitled to rely on, and shall be entitled, as to matters of fact, to rely upon the (i) representations and warranties of the Purchasers contained in the executed Subscription Agreements and of the Agents contained in the executed Agency Agreement, (ii) certificates of fact of the Company signed by officers in a position to have knowledge of such facts and their accuracy, and (iii) certificates of such public officials and other persons as are necessary or desirable;

(e)

the Agents having received at Closing a certificate of the Company addressed to it, its counsel and the Purchasers dated the Closing Date signed by the Chief Executive Officer and the Chief Financial Officer of the Company or by such other officers acceptable to the Agents, certifying as to certain matters reasonably requested by the Agents including certification that:

(i)

the Company has satisfied and complied with all covenants and all terms and conditions of this Agreement on its part to be satisfied and complied with up to the Time of Closing;

(ii)

all of the representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date, after giving effect to the transactions contemplated hereby;

(iii)

since the date hereof, there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the assets, liabilities or obligations, or in the business, affairs, operations, prospects or condition (contingent or otherwise) or capital of the Company;

(iv)

no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company (including the Securities) has been issued and no proceedings for such purposes have been instituted are pending, or, to the knowledge of such officers after due inquiry, contemplated or threatened;

(v)

the Company is a "reporting issuer" not in default under the securities laws of the Reporting Jurisdictions and no material change relating to the Company has occurred with respect to which the requisite material change statement has not been filed unless the Offering contemplated hereby constitutes a material change, and no disclosure of any material change has been made on a confidential basis;

(vi)

the Public Record and the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, do not contain a "misrepresentation" as defined in the Applicable Securities Legislation as at the date of such filing;

(vii)

except for the matters disclosed in the Public Record and the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, there is no pending, contemplated or threatened action, suit, inquiry or proceeding against the Company or to which a property of the Company is subject before any court, governmental agency or arbitrator that is likely to have a materially adverse effect upon the operations, business or condition (financial or otherwise) of the Company;

(viii)

the execution and delivery of the Transaction Agreements and the performance of the transactions contemplated thereby do not and will not result in a breach of, and do not create a state of facts which after notice or lapse of time or both will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, by-laws or any resolutions of the Company or any trust indenture, contract, agreement, lease, instrument or other documents to which the Company is contractually bound at the Time of Closing; and

(ix)

any additional matters requested by counsel to the Agents, acting reasonably;

(f)

a certificate of no default, in form and substance satisfactory to the Agents, issued under the B.C. Act and the Alberta Act; and

(g)

a comfort letter or legal opinion with respect to the tax disclosure in the Offering Memorandum, as amended by the Offering Memorandum Amendment #1.

8.

Closing

8.1

The purchase and sale of the Subscription Receipts shall be completed (the "Closing") at the offices of Lang Michener, at 1500, 1055 West Georgia Street, Vancouver, British Columbia,

V6E 4N7, at such time (the "Time of Closing") and on November 29, 2005 (the "Closing Date"), or such date as may be mutually agreed upon by the Company and the Agents, that is within five days of receipt from the Exchange of its final acceptance of the Offering, or at such time or times, on such date or dates, as the Company and the Agents may determine, acting reasonably.

8.2

At the Closing:

(a)

subject to the conditions set forth in this Agreement, the Agents, on behalf of the Purchasers, will deliver

(i)

to the Company, all the completed Subscription Agreements together with a completed Letter Agreement Amending The Subscription Agreement; and

(ii)

to the Escrow Agent, a certified cheque, money order or bank draft or wire transfer in an amount equal to the Net Proceeds (or effect payment in such other manner as the Company, the Escrow Agent and the Agents may agree) which will be held in escrow pursuant to the terms of the Subscription Receipt Agreement; and

(b)

the Company shall deliver

(i)

to the Escrow Agent, a certified cheque, money order or bank draft or wire transfer in an amount equal to the Compensation Funds which will be held in escrow pursuant to the terms of the Subscription Receipt Agreement;

(ii)

to the Agents:

(A)

if requested, the certificates representing the Subscription Receipts subscribed for under the Subscription Agreements, as amended by the Letter Agreement Amending The Subscription Agreement;

(B)

the Agents' Options Certificates;

(C)

the certificates representing the CF Shares and the Commission Shares;

(D)

the requisite legal opinions and officers' certificate as contemplated in section 7 hereof;

(E)

copies of approvals and other documents as may have been reasonably requested by the Agents on behalf of the Purchasers in connection with this Offering and the Sunaptics transaction;

(F)

photocopies of the Subscription Agreements and the completed Letter Agreement Amending The Subscription Agreements confirming the execution thereof by the Company; and

(G)

such further documentation as may be contemplated herein or as counsel to the Agents or the applicable regulatory authorities may reasonably require in connection with the Offering.

9.

Survival

9.1

Unless specifically limited herein, all representations, warranties, and agreements of the Company contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Subscription Receipts shall survive the purchase of the Subscription Receipts by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Subscription Receipts, Shares, Warrants, Warrant Shares, CF Shares, Commission Shares, Agents' Shares, Agents' Warrants or Agents' Warrant Shares or the exercise of the Warrants, Agents' Options or Agents' Warrants for a period of twenty-four (24) months from the Closing Date.

10.

Expenses

10.1

Whether or not Closing occurs, the Company shall pay all reasonable costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation:

(a)

the cost of preparing and printing the Offering Memorandum and Offering Memorandum Amendment #1, and the Transaction Agreements;

(b)

the cost of printing the certificates for the Securities;

(c)

the cost of registration, countersignature and delivery of the Securities;

(d)

the cost of preparing, printing and filing all securities filings required in connection with the Offering;

(e)

the fees and expenses of the Company's auditors, counsel and any local counsel; and

(f)

the Agents' reasonable out-of-pocket expenses (including marketing expenses) and the fees and expenses of the Agents' counsel, such fees and expenses in aggregate not to exceed $30,000 (before tax) without the prior written consent of the Company, such consent not to be unreasonably withheld, and, with the exception of the legal fees, individual expenses exceeding $3,000 are subject to the pre-approval of the Company, such approval not to be unreasonably withheld.

10.2

Any amounts payable to the Agents pursuant to the provisions of section 10.1 hereof shall be paid by the Company from time to time upon receiving an invoice therefor from the Agents.

11.

Indemnities

11.1

The Company hereby covenants and agrees to protect, indemnify and hold harmless the Agents and their directors, officers, employees and agents (the Agents and their directors, officers, employees and agents being individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses, claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

(a)

any information or statement (except any information or statement relating solely to and supplied by the Agents) contained in the Public Record or the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, being or being alleged to be a misrepresentation;

(b)

the omission or alleged omission to state in the Public Record or the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which it was made (except the omission to state a material fact relating solely to the Agents);

(c)

the Company not complying with any requirement of any Applicable Securities Legislation or regulatory requirements in connection with the Offering;

(d)

any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Public Record or the Offering Memorandum, as amended by the Offering Memorandum Amendment #1, exists (except information and statements relating solely to the Agents) which prevents or restricts the trading in or distribution of the Securities;

(e)

the Company's failure to comply with any of its obligations hereunder including any breach of or default under any representation, warranty, covenant or agreement of the Company in any of the Transaction Agreements or any other document to be delivered pursuant thereto; or

(f)

any untrue statements in or omissions from any public disclosure documentation supplied by the Company and relied upon by the Agents in the performance of their duties.

11.2

If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Company's liability under this paragraph unless such delay has prejudiced the defense to such claim).  The Company shall assume the defense thereof at its expense, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably.  In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expense of such counsel shall be borne by the Company if:

(a)

the Indemnified Party has been advised by counsel, acting reasonably, that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(b)

the Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim.

11.3

It is understood and agreed that neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed.  The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

11.4

To the extent that any Indemnified Party is not a party to this Agreement, the Agents shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

11.5

The Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agents or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement.

12.

Contribution

12.1

In the event that, for any reason, the indemnity provided for in section 11 hereof is illegal or unenforceable, the Agents and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for in section 11 such that the Agents shall be responsible for that portion represented by the percentage that the Agents' Commission bears to the gross proceeds from the Offering and the Company shall be responsible for the balance.  Notwithstanding the foregoing, a person who engaged in fraudulent misrepresentation or gross negligence shall not be entitled to contribution from any other party.  Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought.  In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.  The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Agents may have by statute or otherwise by law.

13.

Garnishing Orders

13.1

If at any time, up to and including the Time of Closing, the Agents receive a garnishing order or other form of attachment purporting to attach or garnish a part or all of the subscription price of the Subscription Receipts, the Agents may pay the amount purportedly attached or garnished into court.

13.2

Any payment by the Agents into court contemplated in this Agreement is deemed to have been received by the Company as payment by the Agents against the subscription price of the Subscription Receipts to the extent of the amount paid, and the Company is bound to issue and deliver the Subscription Receipts proportionately to the amount paid by the Agents.

13.3

The Agents are not bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agents, and the Agents may act with impunity in replying to any garnishing order or attachment.

13.4

The Company will release, indemnify and save harmless the Agents in respect of all damages, costs, expenses or liability arising from any acts of the Agents under this section.

14.

Alternative Business Transaction

14.1

If the Offering is not completed and the Company decides to pursue an "alternative business transaction" on or before April 5, 2006, the Company shall:

(a)

pay to the Agents an amount equal to the Agents' Commission and Corporate Finance Fee in the manner set out in paragraph 1.3 herein; and

(b)

deliver to the Agents that number of Agents' Options,

that otherwise would have been paid and delivered to the Agents on Closing assuming the entire Offering was completed, together with the Agents' costs and expenses incurred to that date.  An "alternative business transaction" includes a financing which has the effect of replacing the Offering or a business transaction involving a change of control of the Company or any material subsidiary, including a merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or any similar transactions involving the Company.  An alternative business transaction does not include a financing arranged by the Company which is supplementary to the Offering contemplated herein provided the Agents are in agreement with the terms of such financing(s) and that such terms are no more favourable than the terms contemplated in the Offering.

15.

Right of First Refusal

15.1

The Company shall notify the Agents of the terms of any further brokered or public equity financing (the "Financing") that the Company requires or proposes to conduct during the twelve (12) months following the Closing Date and the Agents shall jointly and severally have a right of first refusal (the "Right of First Refusal") to act as the Company's agent in respect of the full amount of any and all such Financings based on industry standard terms on the terms set out in the notice delivered to the Agents.

15.2

For greater certainty, the Right of First Refusal granted by Section 15 may be exercised by either or both of the Agents in respect of any and all applicable Financings.  In the event that only one Agent chooses to exercise the Right of First Refusal in respect of a Financing, such Agent shall be entitled to act as the Company's agent in respect of the entire amount of such Financing.  In the event that both Agents choose to exercise the Right of First Refusal in respect of a Financing, each of the Agents shall have the right to act as the Company's agent with respect to that proportion of the Financing equal to the proportion that that Agent sold of the Offering against the total amount sold by the Agents under the Offering.

15.3

The Right of First Refusal may be exercised by the Agents within 15 days following the receipt of the notice from the Company referred to in Section 15.1 by notifying the Company that they will provide the financing on the terms set out in the notice to the Agents.

15.4

If the Agents fail to give the notice contemplated by Section 15.2 to the Company within the requisite 15 days, the Company will then be free to make other arrangements to obtain the financing from another source on the same terms or on terms no less favourable to the Company without any further obligations under this Section 15 to [REDACTED] with respect to the Financing.

15.5

The Right of First Refusal in respect of additional Financings within the twelve (12) month period will not terminate if, on receipt of any notice from the Company under this Section 15, the Agents fail to exercise the Right of First Refusal in respect of the Financing in question.

16.

Breach of Agreement

16.1

Any material breach of, or material failure by the Company to comply with, any term or condition of this Agreement shall entitle the Agents, on behalf of the Purchasers of the Subscription Receipts, to terminate their obligations to purchase the Subscription Receipts by notice to that effect given to the Company prior to the Time of Closing.  If the Agents terminate this Agreement pursuant to this section, there shall be no further liability on the part of the Agents or the Purchasers.  Notwithstanding termination of this Agreement pursuant to this section, the provisions of Article 10, 11 and 12, and section 14.1, shall survive such termination.  The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agents in order to be binding upon it.

17.

Termination Rights

17.1

Each of the Agents shall be entitled, at its option, to terminate all of its obligations under this Agreement, and the obligations of any person from whom the Agents have solicited an order to purchase the Subscription Receipts that has executed a Subscription Agreement, by notice to that effect delivered to the Company at any time prior to the Time of Closing in the event that:

(a)

there shall occur or come into effect any event, condition or circumstance which constitutes a material change (actual, proposed or prospective, whether financial or otherwise) in the assets, liabilities or obligations, or in the business, affairs, operations, prospects, condition or capital of the Company (contingent or otherwise) which would reasonably be expected to have a significant adverse effect on the business of the Company or the market price or value of the Subscription Receipts;

(b)

the Agents are of the opinion, in the sole discretion of each of the Agents, acting reasonably, that the Subscription Receipts cannot be profitably marketed;

(c)

there is an enquiry or investigation (whether formal or informal) by any securities regulatory authority in relation to the Company or any one of the Company's directors or officers (unless based solely upon the activities or alleged activities of the Agents) which in the opinion of the Agents seriously affects or may seriously affect the Offering;

(d)

any order to cease trading in the securities of the Company is made by a securities regulatory authority and that order is not rescinded with 48 hours;

(e)

the Agents determine that any of the representations or warranties made by the Company herein is or has become false in any material respect;

(f)

there should develop, occur or come into effect any catastrophe of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Agents, seriously affect or may seriously affect the financial markets or the business of the Company; or

(g)

the Agents, acting reasonably, are not satisfied with the results of its due diligence investigations.

17.2

If the Agents terminate this Agreement pursuant to this section, there shall be no further liability on the part of the Agents or the Purchasers.  Notwithstanding termination of this Agreement pursuant to this section, the provisions of Article 10, 11 and 12, and section 14.1, shall survive such termination.  The right of the Agents to terminate its obligations under this Agreement is in addition to such other remedies as it may have or have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

18.

Notices

18.1

Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

(a)

to the Company:

Visiphor Corporation
Suite 1100, 4710 Kingsway
Burnaby, BC  V5H 4M2

Attention:

Wayne Smith
Telefax:

(604) 684-9314

(b)

with a copy to the Company’s counsel:

Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, BC  V6E 4N7
Attention:

Leo Raffin
Telefax:

(604) 685-7084

(c)

to the Agents:

[REDACTED]

(d)

with a copy to the Agents' counsel:

Anfield Sujir Kennedy & Durno
Suite 1600, 609 Granville Street
Vancouver, BC  V7Y 1C3
Attention:

Jeff Durno
Telefax:

(604) 669-3877

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party.  If a notice is delivered, it shall be effective from the date of delivery; if such notice is telecopied (with receipt confirmed), it shall be effective on the business day following the date such notice is telecopied.

19.

Interpretation

19.1

Time shall, in all respects, be of the essence hereof.

19.2

Where the context so requires, words referring an individual shall include corporations, partnerships, trusts and other artificial entities and vice versa; words referring to a gender shall include the opposite gender; words referring to a particular type of artificial entity shall include all other types of artificial entities; and words referring to the singular number include the plural and vice versa.

19.3

Where the context so requires, a reference to a statute shall include all rules, regulations, notices, orders, policies and other instruments made pursuant thereto, and all amendments, re-enactments and replacements thereof from time to time.

19.4

The division of this Agreement into articles, sections and other subdivisions, and the use of headings, are for convenience only and shall not affect the construction or interpretation of, or be used to limit the effect of, any of the term and conditions of this Agreement.

20.

General

20.1

The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

20.2

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

20.3

Any amendments hereto or waivers in respect hereof shall only be effective if made in writing and executed by the parties thereto.  No waiver shall constitute a waiver of any other provision hereof or act as a continuing waiver unless such is expressly provided for.

20.4

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.  In the event that any provision hereof is invalid or unenforceable in a given jurisdiction, that shall not affect the validity or enforceability of the provision in any other jurisdiction.

20.5

The terms and provisions of this Agreement and any rights herein or hereto shall not be assigned or otherwise transferred without the express written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the Company, the Agents and their respective successors and permitted assigns.

20.6

This Agreement shall be exclusively governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.  For the purposes of all legal proceedings, this Agreement shall be deemed to have been made and performed in British Columbia, and the parties irrevocably agree that the courts of British Columbia shall have exclusive jurisdiction to entertain any action arising under this Agreement and the parties irrevocably attorn to the jurisdiction of the courts of British Columbia.

20.7

This Agreement may be executed and delivered in any number of counterparts and by facsimile, and all of which when taken together shall be deemed to be one and the same originally executed document bearing the date first above written notwithstanding their actual date of execution or delivery.

21.

Effective Date

21.1

This Agreement is intended to and shall take effect as of the date first above written, notwithstanding its actual date of execution or delivery.

If the above is in accordance with your understanding, please sign and return to the Agents a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agents.

[REDACTED]

Per:

       Authorized Signatory

[REDACTED]

Per:

        Authorized Signatory

        The above offer is hereby accepted and agreed to as of the date first above written.

VISIPHOR CORPORATION

Per:

       Authorized Signatory

Exhibit 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

VISIPHOR ANNOUNCES CLOSING OF BROKERED PRIVATE PLACEMENT

VANCOUVER, CANADA, November 30, 2004 – Visiphor Corporation (“Visiphor” or the “Corporation”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) is pleased to announce today that further to its news releases dated October 6, 2005 and November 18, 2005, it has completed a brokered private placement (the “Offering”) of 8,963,034 units (the “Units”) at a price of $0.45 per Unit for gross proceeds of CAN$4,033,365. Each Unit is comprised of one common share and one-half of one transferable common share purchase warrant (the “Warrants”), each whole Warrant entitling the holder to purchase one common share at the price of $0.50 per share on or before November 29, 2006.

The agents for the Offering, (the “Agents”) received 126,111 common shares in the Corporation at a price of $0.45 per share representing corporate finance fees plus GST and the share portion of commissions payable to the Agents of CAN$56,750. The Agents further received CAN$205,086 representing the cash portion of commissions related to the Offering. The net proceeds of the Offering to the Corporation, less commissions and expenses, were CAN$3,795,229. A portion of the net proceeds will be used to repay the interim loan financing that the Corporation obtained to close its acquisition of Sunaptic Solutions Inc. as disclosed in the Corporation’s news release dated November 21, 2005.

The Agents and participating selling groups also received non-transferable Agents’ options to purchase 896,307 units (the “Agents’ Units”) in the Corporation on or before November 29, 2007 at a price of $0.45 per Agents’ Unit. Each Agents’ Unit is comprised of one common share and one-half of one transferable common share purchase warrant (the “Agents’ Warrants”). The Agents’ Warrants have the same terms and conditions as the Warrants. All securities issued pursuant to the Offering are legended with a four-month period expiring March 30, 2006.

A wholly owned company of a director of the Corporation (the “Director Company”) purchased 3,000,000 Units of the Offering by using proceeds received from the sale of 2,927,500 free-trading common shares, held directly by the director and the Director Company, to a major international institutional investment fund. This transaction was completed in order for the investment fund to invest in the Corporation in accordance with its fund’s investment rules. The result is such that the Director Company now holds 3,000,000 Units in the Corporation legended with a four-month period and the investment fund holds free-trading common shares in the Corporation.

About Visiphor

Visiphor software products and consulting services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, referred to as the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada.

Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

-- 30 --

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Rick Peterson – VP Capital Markets

Visiphor Corporation

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.